ROBINSON, HILL & CO LOGO
Robison, Hill & Co.	Certified Public Accountants
PROFESSIONAL CORPORATION	Brent Davies, CPA
David O. Seal, CPA
Dale Westenskow, CPA
Barry D. Loveless, CPA

EXHIBIT 16

May 19, 2003

Securities and Exchange
Commission Mail Stop 11-3
450 5th Street N.W.
Washington, D.C. 20549

Dear Sirs/ Madams:

We have read Item 4(a) of Sun Asset Holdings, Inc.’s Form 8-K dated May 14, 2003, and we agree with the statements made therein.

Sincerely,

/s/ Robinson, Hill & Co.

Certified Public Accountants

1366 East Murray-Holladay Road, Salt Lake City, Utah 84117-5050
Telephone 801/272-8045, Facsimile 801/277-9942